SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported) July 11, 2002 (July 10, 2002)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



         Oklahoma                        1-13726                 73-1395733
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(State or other jurisdiction      (Commission File No.)        (IRS Employer
      of incorporation)                                     Identification No.)


       6100 North Western Avenue, Oklahoma City, Oklahoma          73118
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            (Address of principal executive offices)             (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 9.  REGULATION FD DISCLOSURE

         Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on July 10, 2002 announcing second quarter 2002 earnings release date and conference call. The following was included in the Press Release:

Chesapeake Energy Corporation has scheduled its second quarter 2002 earnings release to be issued after the close of trading on the New York Stock Exchange on Thursday, July 25, 2002.

A conference call is scheduled for Friday morning, July 26, 2002 at 9:00 am EDT to discuss the release. The telephone number to access the conference call is
913.981.5592. We encourage those who would like to participate in the call to place your calls between 8:50 and 9:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EDT on July 26, 2002, and will run through midnight Friday, August 9, 2002. The number to access the conference call replay is 719.457.0820; passcode for the replay is 519396.

The conference call will also be simulcast live on the internet and can be accessed by going directly to the Chesapeake website at www.chkenergy.com and selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on our website indefinitely.

Chesapeake Energy Corporation is one of the ten largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CHESAPEAKE ENERGY CORPORATION


                                              By: /s/ Aubrey K. McClendon
                                                 ------------------------------
                                                        Aubrey K. McClendon
                                                     Chairman of the Board and
                                                      Chief Executive Officer

Dated: July 11, 2002